Exhibit 99.1
Latch receives anticipated notice of additional Nasdaq non-compliance

NEW YORK, May 19, 2023 -- Latch, Inc. (NASDAQ: LTCH) (the “Company”), maker of LatchOS, the full-building enterprise software-as-a-service (SaaS) platform, today announced that on May 16, 2023, the Company received a notice (the “Additional Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the Nasdaq Hearings Panel (the “Panel”) will consider the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 (the “First Quarter 2023 Report”) with the Securities and Exchange Commission (the “SEC”), as required by Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), in rendering a determination regarding the Company’s continued listing on Nasdaq.

As previously disclosed, the Company received delisting notifications from the Staff following the Company’s failure to timely file its Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2022 and September 30, 2022 (together, the “2022 Quarterly Reports”) and its Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”) with the SEC. The Company was unable to timely file the 2022 Quarterly Reports, the Annual Report, and the First Quarter 2023 Report due to the ongoing effort to restate the Company’s consolidated financial statements for 2019, 2020, 2021, and the first quarter of 2022 (all such interim and annual periods, the “Affected Periods”).

The Company presented its plan to regain compliance with the Listing Rule (the “Compliance Plan”) at a March 23, 2023 hearing before the Panel. As set forth in the Compliance Plan, and as granted by the Panel in its decision dated April 5, 2023, the Company intends to regain compliance with the Listing Rule by filing with the SEC, on or before August 4, 2023, (i) the Annual Report, within which the Company expects to include restated financial statements for each of the Affected Periods, (ii) the 2022 Quarterly Reports, and (iii) the First Quarter 2023 Report.

The Additional Notice has no immediate effect on the listing or trading of the Company’s securities on Nasdaq. However, if the Company fails to regain compliance with the Listing Rule by August 4, 2023, the Company’s securities will be subject to delisting from Nasdaq. There can be no assurances that the Company will be able to file the Annual Report, the 2022 Quarterly Reports, and the First Quarter 2023 Report on or before August 4, 2023.

About Latch, Inc.
Latch makes spaces better places to live, work, and visit through a system of software, devices, and services. For more information, please visit https://www.latch.com.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding adoption of the Company’s technology and products. These forward-looking statements generally are identified by the words “believe,”

“project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “would,” “will continue,” “will likely result” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: the Company’s future products, performance, and operations, and the related benefits to stockholders, customers, and residents; the Company’s strategy; the Company’s ability to file the Annual Report, the 2022 Quarterly Reports, and the First Quarter 2023 Report by August 4, 2023; and the Company’s ability to otherwise comply with the Listing Rule. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including: (i) the effect of the announcement, pendency or completion of the proposed merger announced on May 16, 2023 (the “Merger”) on the ability of the Company to retain and hire key personnel and maintain relationships with customers, suppliers and others with which the Company does business, or on the Company’s operating results and business generally; (ii) the risk that the Company’s businesses may suffer as a result of uncertainty surrounding the Merger and disruption of management’s attention due to the Merger; (iii) the outcome of any legal proceedings related to the Merger or otherwise, and the impact of the Merger thereon; (iv) the Company’s ability to regain and maintain compliance with the listing standards of Nasdaq, and the impact of the Merger thereon; (v) the Company’s ability to timely complete the ongoing restatement of its consolidated financial statements for 2019, 2020, 2021 and the first quarter of 2022, and the impact of the Merger thereon; (vi) the Company’s ability to file the Annual Report, the 2022 Quarterly Reports, and the First Quarter 2023 Report by August 4, 2023, and the impact of the Merger thereon; (vii) the expected performance of the Company’s stock; and (viii) the Company’s response to any of the aforementioned factors. Many factors could cause actual future events to differ materially from the forward-looking statements in this release. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2022, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The Company does not give any assurance that it will achieve its expectations.
CONTACTS:
Investors:
investors@latch.com

Latch PR:
press@latch.com